Exhibit 99.1

Xplore Technologies to Announce Financial Results for the

Quarter Ended December 31, 2015 on February 11, 2016

AUSTIN, Texas – January 27, 2016 – Xplore Technologies Corp. (NASDAQ: XPLR), a manufacturer of fully-rugged and ultra-rugged tablet PCs, announced that it will release its financial results for its quarter ended December 31, 2015, on Thursday, February 11, 2016, at 4:00 p.m. ET. Shortly thereafter, the company will conduct a conference call and webcast to review the results on Thursday, February 11, 2016, at 4:30 p.m. ET.

Interested parties in the United States can access the call by dialing 877-269-7756; interested parties outside the United States can access the call by dialing 201-689-7817; anyone can listen via a live Internet webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=174671. A replay of the conference call will be available until March 18, 2016, by calling 877-660-6853 from the United States or 201-612-7415 from outside the United States and entering conference ID number 13628763.

About Xplore Technologies

Xplore Technologies Corp. has been a leading global provider of truly rugged tablets since 1998. Xplore tablets are among the most powerful and longest lasting in their class, withstand nearly any hazardous condition or environmental extreme, and feature competitive pricing and significant ROI. The company's products are sold on a global basis, with channel partners in the United States, Canada, Europe and Asia Pacific. Xplore Technologies’ tablets are deployed across a variety of industries and sectors, such as energy, military operations, manufacturing, distribution, public services, public safety, government, and other areas with hazardous work conditions. For more information, visit the Xplore Technologies website at www.xploretech.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors listed from time to time in filings made by Xplore with securities regulatory authorities under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

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Contact Information:

Xplore

Media Inquiries:	Investor Contact:
Ethan Parker	Tom Wilkinson
Treble PR	Chief Financial Officer
(512) 485-3016	(512) 637-1162
founder@treblepr.com	TWilkinson@XploreTech.com